UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 06, 2011
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     As previously reported, on December 13, 2010, the Company entered into an agreement (the “Settlement Agreement”) to settle all claims made by the plaintiffs and claimants who allege personal injury claims against the Company. See Note 7 of the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2010 for information regarding these personal injury claims.
     Pursuant to the Settlement Agreement, Company retains the right and option to void and cancel the Settlement Agreement in its entirety, at its sole discretion, if prior to the close of business on January 20, 2011 (the “Settlement Expiration Date”), plaintiffs’ counsel fails to enroll and achieve participation in the settlement program by (a) at least 97% of all plaintiffs and claimants who used a Zicam Cold Remedy Nasal Gel dispensed with a single hole actuator pump and (b) at least 94% of all plaintiffs and claimants who used other Zicam products.
     In response to the request of plaintiffs’ counsel for additional time to secure the required level of participation, the Company agreed to extend the Settlement Expiration Date to January 31, 2011. The Company has not been made aware of the current level of participation and cannot predict whether or not the requisite level of participation will be achieved prior to the extended Settlement Expiration Date.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
President and Chief Executive Officer

Date: January 11, 2011